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           MASTER CONSULTING SERVICES AGREEMENT            EXHIBIT NO: 10.37

This agreement for professional services (the "Agreement") is made and entered into as of April 9, 2001 ("Effective Date"), by and between Duane W. Albro, residing at 30 Cedar Lane, Babylon, NY ("Consultant") and Net2000 Communications Services, Inc., a Delaware corporation ("Net2000"), with offices at 2180 Fox Mill Road, Herndon, VA 20171.

1.      SERVICES AND SCOPE OF WORK

1.1 SERVICES. Consultant agrees to perform for Net2000 the tasks, responsibilities and services (the "Services") described on the attached task specific schedule(s) (individually, a "Statement of Work" or "SOW") to which the parties may agree from time to time, with each Statement of Work to be consecutively numbered and attached hereto. Such services shall be provided in accordance with the provisions of this Agreement and the applicable Statement of Work and shall be on either a firm, fixed price or time and materials basis as specified in the applicable Statement of Work executed by both parties.

1.2 STATEMENT OF WORK. Unless otherwise agreed by the parties in writing, each Statement of Work shall be in writing and include the following information: (i) a description of the Services to be performed; (ii) the commencement and completion dates of the Services; (iii) a list of deliverables to be provided by Consultant, (the "Deliverables") and corresponding delivery dates; (iv) the method of compensation to be provided to the Consultant (e.g., time and materials, firm fixed price or otherwise) and other appropriate pricing terms such as hourly rates; and (v) other information the parties mutually agree to include.

2.      TIME REPORTS AND EXPENSES

2.1 TIME REPORTS. For Services performed on a time and materials basis, Consultant will be compensated in accordance with the applicable Statement of Work for actual work performed.

2.2 OUT-OF-POCKET EXPENSES. Net2000 will reimburse Consultant for "Out-of-Pocket Expenses" which shall include reasonable, necessary and actual out-of-pocket expenses incurred by Consultant in order to perform the Services and travel and lodging, but shall not include Consultant's overhead costs (or allocations thereof) or administrative expenses.

2.3 PAYMENT TERMS AND CONDITIONS. Net2000 shall pay Consultant for all Services performed under Statement of Work and for any constructive or express changes thereto, pursuant to the following terms and conditions: Consultant will submit the weekly charges and/or expenses to be invoiced for Services performed under any Statement of Work to Net2000 for review and approval. Weekly progress payments and expenses will be invoiced over the duration of the project and shall be paid by Net2000 approximately thirty (30) days after Net2000's receipt of such invoice. In the event of any disputed amount, Net2000 and Consultant will work together to resolve issues relating to disputed amounts.

3.      PROGRESS REPORTS AND MEETINGS

3.1 REPORTS. Consultant shall submit a detailed written progress report to Charlie Thomas as reasonably requested by Net2000, (but in no event less often than once each month, unless mutually agreed) during the term of each Statement of Work. Such progress reports will detail the current status of Consultant activities, the progress of the Services being performed, and specific resources expended since the last report (as well as a cumulative total to date). The progress report shall also identify both actual and anticipated problem areas, the impact thereof on Consultant's work effort, and action being taken or alternative actions to be taken to remedy such problems.

4.      LIMITATION OF LIABILITY

4.1 IN NO EVENT SHALL NET2000 BE LIABLE TO CONSULTANT FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE LOSS OR DAMAGE OF ANY KIND, INCLUDING LOST PROFITS (WHETHER OR NOT NET2000 HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS


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OR DAMAGES) BY REASON OF ANY ACT OR OMISSION IN ITS PERFORMANCE UNDER THIS
AGREEMENT.

5.      OWNERSHIP

5.1 SERVICES MADE FOR HIRE. All Deliverables developed for and provided to Net2000 by Consultant in performing the Services shall be deemed "works made for hire" and the sole and exclusive property of Net2000 unless otherwise agreed in writing. To the extent that any such work is not deemed a "work made for hire" and Net2000 property by operation of law, Consultant hereby irrevocably assigns, transfers and conveys (now and in the future) to Net2000 all of its right, title and interest in such work, including but not limited to all rights of patent, copyright, trademark or other proprietary rights in such work.

5.2 OWNERSHIP PROVISIONS. Consultant agrees that it shall include and enforce such ownership provisions in all subcontracts, if any, to ensure the exclusivity of Net2000 ownership as described in Section 5.1 above. Net2000, its successors and assigns, shall have the unfettered right to obtain, and to hold in its own name, patents, copyrights, registrations, or such other intellectual property rights and protections as may be appropriate.

6.      CONFIDENTIALITY AND PROPRIETARY RIGHTS

6.1 NON-DISCLOSURE. Consultant shall preserve as strictly confidential and proprietary, whether in tangible or intangible form and regardless of the media, all information and material, including but not limited to Net2000 information, materials, strategic plans, network architecture, financial information, personnel files, Net2000 (or potential Net2000) lists, work and tasks performed and reports provided pursuant to this Agreement, writings, improvements or discoveries, whether or not copyrightable or patentable, which are written, conceived, made or discovered by Consultant and are in any way related to the performance of this Agreement, data or other information that Net2000 may provide to Consultant, or Consultant may receive, in connection with this Agreement or related Statements of Work (collectively "Confidential Information"). Consultant shall hold the Confidential Information in confidence, with the same degree of care that it applies to its own confidential information of like importance, and never less than reasonable care, except that Consultant may disseminate such Confidential Information to subcontractors, if any, provided that such subcontractors are on a need to know basis and have signed non-disclosure agreements, prior to such dissemination. Consultant agrees to preserve any copyright, trademark and other proprietary rights notices on all Confidential Information. The foregoing obligations shall survive termination or expiration of this Agreement or any Statement of Work.

7.      TERM AND TERMINATION

7.1 TERM. The term of this Agreement will commence on the Effective Date and will continue in effect for at least ninety (90) days or until both parties mutually agree to terminate, unless sooner terminated pursuant to this Article
7. In the event of the termination of this Agreement, it shall remain in full force and effect with respect to any then-outstanding Statements of Work issued under this Agreement until all such Statements of Work are completed, expired or terminated.

7.2 TERMINATION FOR CAUSE. This Agreement and/or any Statement of Work issued under it may be terminated by either party (reserving cumulatively all other rights and remedies at law or in equity unless expressly excluded herein) in the event the other party has materially breached this Agreement or any Statement of Work including, but not limited to, Net2000's failure to pay undisputed amounts due under this Agreement or any Statement of Work (i) upon receipt of written notice of termination if such material breach is incapable of cure; or (ii) upon the expiration of thirty (30) days (or such additional cure period as the non-breaching party may authorize in writing) after receipt of written notice of termination if the material breach is capable of cure and has not been cured. Waiver of a particular material breach shall not imply waiver of any other material breach. Each party agrees to continue performing its obligations under this Agreement while any dispute is being resolved except to the extent the issue in dispute precludes performance and the parties have not mutually agreed to continue performance. In the event of material breach, Net2000 reserves the right to withhold payment for disputed amounts for services that are part of the material breach dispute until the particular material breach is resolved.


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7.3 TERMINATION FOR CONVENIENCE. Net2000 may terminate this Agreement and/or any particular Statement of Work, or any portion thereof, for convenience and without cause. Exercise of this right must be accomplished by giving Consultant prior written notice designating the termination date (which termination date shall not be less than thirty (30) days following such notice) and by paying Consultant all non-disputed sums due Consultant for work actually performed under a particular Statement of Work up until the date of termination, including a pro-rata portion of the next-scheduled payment for any partially completed Services, determined on a percentage-to-completion basis and including reimbursement of discounts which would not otherwise be offered under a
Statement of Work of short duration. In the event that a purported termination for cause by Net2000 under Section 7.2 above is determined by a competent authority not to be properly a termination for cause, then such termination by Net2000 shall be deemed to be a termination for convenience under this Section 7.3

7.4 STATEMENTS OF WORK. The termination of any particular Statement of Work shall not affect the parties' respective duties and obligations under any other Statements of Work then in effect, except as to discounts offered by Consultant to Net2000. 8. TRAVEL

8.1     Net2000 may request Consultant to travel in the performance of duties.

8.2     TRAVEL REIMBURSEMENT  PROCEDURE.

(a) Consultant shall initially be responsible for travel expenses. Consultant will then invoice Net2000 for the travel. All travel, transportation and related expense receipts shall accompany the invoices for which reimbursement is sought.

(b) Expense reports must be filed within thirty (30) days of completion of travel and invoiced on the next regular invoice submission to Net2000.

(c) Net2000-approved travel and related Net2000-approved out-of pocket expenses incurred in performing Services for Net2000 under the Agreement shall be invoiced to Net2000 at cost.


(d)     Reimbursement will be as follows:

        (1) Commercial transportation--Reimbursable on an "incurred cost" basis at economy, tourist or coach rates; or business class for international travel.

        (2)     Private automobile--Reimbursable at $.34 cents per mile.

        (3) Per diem--Reimbursable for actual lodging and local transportation. Actual meal expenses shall not exceed $30.00 per day

9.      GENERAL

9.1 INFORMAL DISPUTE RESOLUTION. The parties agree that, prior to initiating formal dispute resolution, they will attempt to resolve disputes informally by working together to promptly address problems and escalate issues within their respective companies as reasonably required.

9.2 NOTICES. All notices under this Agreement shall be deemed duly given upon delivery, if delivered by hand, or three days after posting, if sent by certified mail, return receipt requested, to the addresses set forth below or to


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such other address as either party may designate by notice hereto.

For Net2000:          Net2000 Communications Services, Inc
                      2180 Fox Mill Road
                      Herndon, VA, 20171
                      Attn: Legal Dept.

For Consultant:       Duane W. Albro
                      30 Cedar Lane
                      Babylon, NY 11702

9.3 GOVERNING LAW

        This Agreement shall be interpreted, construed and governed by the laws of the State of New York, without regard to conflict of law provisions.

9.4 ENTIRE AGREEMENT. This Agreement, together with any Statement of Work, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified except by an instrument in writing signed by a duly authorized representative of each of the parties. All prior agreements, documents, proposals, representations, statements, negotiations, and undertakings, whether written or oral, are superseded by this Agreement. This Agreement shall be binding upon the Net2000 and Consultant and their permitted successors and assigns.



IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


Duane W. Albro                            Net2000 Communications Services, Inc.

By     /s/ Duane W. Albro                 By   /s/ Donald Clarke
       -----------------------------           ---------------------------------

Name                                      Name
    --------------------------------          ----------------------------------

Title                                     Title  CFO
     -------------------------------             -------------------------------

Date April 9, 2001                        Date  April 9, 2001
     -------------------------------            --------------------------------


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                          STATEMENT OF WORK 1.0 (4/01)


Individual:                Duane W. Albro

                           Job Description: Responsible for: (1) providing leadership and guidance for Net2000's I4 Initiative;
                           (2)providing managerial oversight for Net2000's PriceWaterhouse Coopers project and Siebel implementation project; (3) integration of the FreBon International Corporation and Vision I.T. acquisitions so that visual dialtone is integrated as a new product offering and the acquired companies are integrated into Net2000's core business; (4) conduct competitive analyses, technology and process assessments, and business consulting for additional Net2000 business initiatives; (5) any other matters or projects mutually agreed upon by Consultant and Charlie Thomas.

Compensation/Hours:        Compensation shall be at an annualized rate of
                           $250,000 salary pro rated and paid in monthly increments of $20,833.33 during the length of the Agreement. Consultant shall be required to work at least 40 hours per week and spend at least 4 days per week at Net2000 headquarters in Herndon, Virginia or other Net2000 offices.

                           Net2000 will reimburse Consultant for reasonable commuting fees for travel between New York, NY and Herndon, VA and reasonable housing costs associated with living in the Herndon area.

Term: The term of this Statement of Work will commence on the date signed by Net2000 below and will continue until both parties mutually agree to terminate, unless sooner terminated pursuant to the Agreement.



IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Duane W. Albro                                       Net2000 Communications Services, Inc.
By  /s/DUANE W. ALBRO                                By   /s/DONALD CLARKE
    -----------------------------------                   -------------------------------
Name                                                 Name
    -----------------------------------                   -------------------------------
Title                                                Title CFO
     ----------------------------------                    ------------------------------
Date April 9, 2001                                   Date April 9, 2001
    -----------------------------------                   -------------------------------


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